Exhibit 6

POWER OF ATTORNEY

Each person whose signature appears below authorizes James Edward HUGHES-HALLETT as attorney-in-fact, to sign, pursuant to the requirements of the Securities Act of 1933, one or more registration statements on Form F-6, and any amendments thereto, regarding the registration of Depositary Shares evidenced by American Depositary Receipts representing Ordinary Shares of Cathay Pacific Airways Limited, on his or her behalf, individually and in each capacity stated below, and to file any such registration statement or amendment with the Securities and Exchange Commission.

Name	Title	Date

/s/ Christopher Dale PRATT
Christopher Dale PRATT	Chairman	December 1, 2010

/s/ Peter Alan KILGOUR
Peter Alan KILGOUR	Director	December 1, 2010

/s/ Ian Sai Cheung SHIU
Ian Sai Cheung SHIU	Director	December 1, 2010

/s/ Antony Nigel TYLER
Antony Nigel TYLER	Director and Principal Executive Officer	December 1, 2010

/s/ William Edward James BARRINGTON
William Edward James BARRINGTON	Director	December 1, 2010

/s/ John Robert SLOSAR
John Robert SLOSAR	Director	December 1, 2010

/s/ James Wyndham John HUGHES-HALLETT
James Wyndham John HUGHES-HALLETT	Director	December 1, 2010

/s/ Merlin Bingham SWIRE
Merlin Bingham SWIRE	Director	December 1, 2010

Jianjiang CAI	Director

Cheng FAN	Director

Dong KONG	Director

Irene Yun Lien LEE	Director

Chak Kwong SO	Director

Chee Chen TUNG	Director

Tung Shun Peter WONG	Director

Lan ZHANG	Director